EXHIBIT 99.1

DIODES INCORPORATED

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On November 30, 2020, Diodes Incorporated (the “Company”) completed its acquisition (the “Acquisition”) of Lite-On Semiconductor Corporation (“LSC”) pursuant to the Share Swap Agreement dated as of August 8, 2019.  Each LSC shareholder received TWD 42.50 or, based on November 30, 2020 exchange rates, approximately $1.49 per share, representing aggregate consideration of approximately $453 million.  As a result of the transaction’s close, the common stock of LSC will no longer be listed for trading on the Taiwan Stock Exchange.

The following unaudited pro forma condensed combined financial statements are based upon the historical condensed consolidated financial statements and notes thereto of the Company (as adjusted for the Acquisition).

The unaudited pro forma condensed combined balance sheet gives pro forma effect to the Acquisition as if it had been completed on September 30, 2020 and combines the Company’s September 30, 2020 unaudited consolidated balance sheet with LSC’s unaudited consolidated balance sheet as of September 30, 2020. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2020, gives pro forma effect to the Acquisition as if it had been completed on January 1, 2019 and combines the Company’s unaudited condensed consolidated statement of operations for the nine months ended September 30, 2020 and LSC’s unaudited condensed consolidated statement of operations for the nine months ended September 30, 2020. The unaudited pro forma condensed combined statement of operations for the twelve months ended December 31, 2019, gives pro forma effect to the transactions as if they had been completed on January 1, 2019 and combines the Company’s unaudited consolidated statement of operations for the twelve months ended December 31, 2019 and LSC’s audited consolidated statement of operations for the twelve months ended December 31, 2019.

The unaudited pro forma financial information is presented for informational purposes only and do not reflect changes that are the result of Release No. 33-10786, issued on May 20, 2020. The historical condensed combined financial information has been adjusted to give effect to pro forma events that are: 1) directly attributable to the Acquisition; 2) factually supportable; and 3) with respect to the statement of income, expected to have a continuing impact on the combined results. It does not purport to indicate the results that would have actually been attained had the Acquisition occurred on the assumed dates or for the periods presented, or which may be realized in the future. The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances. A final determination of fair values relating to the Acquisition may differ materially from the preliminary estimates and will include management’s final valuation of the fair value of assets acquired and liabilities assumed. This final valuation will be based on the actual net assets of LSC that existed as of the date of the completion of the Acquisition. Any adjustments to the preliminary estimated fair value amounts could have a significant impact on the unaudited pro forma condensed combined financial information contained herein, and our future results of operations and financial position.

These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and related notes contained in the annual, quarterly and other reports filed by the Company with the United States Securities and Exchange Commission (“SEC”) and with LSC’s historical consolidated financial statements and related notes contained in the Form 8-K filed by the Company with the SEC on December 4, 2020 in addition to the unaudited interim financial statements filed with this 8-K/A.

Diodes Incorporated
Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2020

	Historical Diodes	Historical LSC As Adjusted (Note 2)	Pro Forma Adjustments		Pro Forma Combined
Assets				Note (3)
Current assets:
Cash and cash equivalents	$587,643	$112,739	$(453,426)	a	$246,956
Short-term investments	3,014	1,129	-		4,143
Accounts receivable, net	261,782	45,087	(2,274)	d	304,595
Inventories	260,289	56,355	2,514	b	319,158
Prepaid expenses and other	101,961	10,472	115	f	112,548
Total current assets	1,214,689	225,782	(453,071)		987,400
Property, plant and equipment, net	453,487	85,484	(28,190)	b	510,781
Deferred income tax	23,566	27,335	(11,978)	f	38,923
Goodwill	155,492	-	-		155,492
Intangible assets, net	114,306	647	(647)	b	114,306
Other long-term assets	71,112	214,500	(174,650)	e	110,962
Total assets	$2,032,652	$553,748	$(668,536)		$1,917,864
Liabilities
Current liabilities:
Line of credit	$70,746	$72,165	$-		$142,911
Accounts payable	127,315	42,843	(166)	d	169,992
Accrued liabilities and other	103,259	39,710	3,818	g	146,787
Income tax payable	5,235	6,619	(342)	f	11,512
Current portion of long-term debt	14,978	-	-		14,978
Total current liabilities	321,533	161,337	3,310		486,180
Long-term debt, net of current portion	330,766	-	-		330,766
Deferred tax liabilities	14,445	59,841	(51,523)	f	22,763
Other long-term liabilities	114,857	10,493	-		125,350
Total liabilities	781,601	231,671	(48,213)		965,059
Commitments and contingencies	-	-	-		-
Stockholders' equity
Common stock	35,628	107,373	(107,373)	c	35,628
Additional paid-in capital	440,944	75,815	(75,815)	c	440,944
Retained earnings	858,311	167,619	(169,017)	c,g	856,913
Treasury stock, at cost	(39,205)	(7,427)	(289,381)	c,e	(336,013)
Accumulated other comprehensive loss	(97,105)	(21,263)	21,263	c	(97,105)
Total stockholders' equity	1,198,573	322,117	(620,323)		900,367
Noncontrolling interest	52,478	(40)	-		52,438
Total equity	1,251,051	322,077	(620,323)		952,805
Total liabilities and stockholders' equity	$2,032,652	$553,748	$(668,536)		$1,917,864

Diodes Incorporated
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Nine Months Ended September 30, 2020

	Historical Diodes	Historical LSC As Adjusted	Pro Forma Adjustments		Pro Forma Combined
		Note (2)		Note (4)
Net sales	$878,845	$164,270	$(9,920)	a	$1,033,195
Cost of goods sold	570,421	146,226	(10,093)	a,c	706,554
Gross profit	308,424	18,044	173		326,641
Operating expenses
Selling, general and administrative	132,238	14,997	(1,552)	b,c	145,683
Research and development	69,469	8,633	-		78,102
Amortization of acquisition related intangible assets	12,249	2,090	(2,090)	c	12,249
Impairment of fixed assets	-	3,107	(3,107)	i	-
Other operating (income) expense	(108)	(301)	-		(409)
Total operating expense	213,848	28,526	(6,749)		235,625
Income from operations	94,576	(10,482)	6,922		91,016
Other income (expense)
Interest income	579	1,216	-		1,795
Interest expense	(7,643)	(1,145)	(5,969)	g	(14,757)
Foreign currency loss, net	(6,143)	(538)	-		(6,681)
Other income	2,902	97,637	(93,900)	h,j	6,639
Total other expense	(10,305)	97,170	(99,869)		(13,004)
Income before income taxes and noncontrolling interest	84,271	86,688	(92,947)		78,012
Income tax provision	15,097	8,161	(18,589)	d	4,669
Net income	69,174	78,527	(74,358)		73,343
Less net (income) loss attributable to noncontrolling interest	(821)	881	-		60
Net income attributable to common stockholders	$68,353	$79,408	$(74,358)		$73,403

Earnings per share attributable to common stockholders:
Basic	$1.33				$1.68
Diluted	$1.30				$1.64
Number of shares used in earnings per share computation:
Basic	51,563		(7,766)	e	43,797
Diluted	52,612		(7,766)	f	44,846

Diodes Incorporated
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2019

	Historical Diodes	Historical LSC As Adjusted	Pro Forma Adjustments		Pro Forma Combined
		Note (2)		Note (5)
Net sales	$1,249,130	$359,303	$(161,432)	a,j	$1,447,001
Cost of goods sold	783,323	278,561	(99,971)	a,c,j	961,913
Gross profit	465,807	80,742	(61,461)		485,088
Operating expenses
Selling, general and administrative	181,343	31,719	(16,371)	b,c,j	196,691
Research and development	88,517	32,635	(23,243)	j	97,909
Amortization of acquisition related intangible assets	18,041	5,723	(5,723)	c	18,041
Impairment of fixed assets	-	297	(297)	i	-
Gain on disposal of fixed assets	(24,429)	-	-		(24,429)
Other operating (income) expense	1,727	(34)	-		1,693
Total operating expense	265,199	70,340	(45,634)		289,905
Income from operations	200,608	10,402	(15,827)		195,183
Other income (expense)
Interest income	2,189	4,708	263	j	7,160
Interest expense	(7,893)	(2,854)	(11,130)	g	(21,877)
Foreign currency loss, net	(3,737)	1,221	-		(2,516)
Other income	7,079	21,148	(26,628)	h,j	1,599
Total other expense	(2,362)	24,223	(37,495)		(15,634)
Income before income taxes and noncontrolling interest	198,246	34,625	(53,322)		179,549
Income tax provision	44,131	6,056	(10,665)	d	39,522
Net income	154,115	28,569	(42,657)		140,027
Less net (income) loss attributable to noncontrolling interest	(865)	(14,241)	14,682	j	(424)
Net income attributable to common stockholders	$153,250	$14,328	$(27,975)		$139,603
Earnings per share attributable to common stockholders:
Basic	$3.02				$3.24
Diluted	$2.96				$3.17
Number of shares used in earnings per share computation:
Basic	50,787		(7,766)	e	43,021
Diluted	51,860		(7,766)	f	44,094

Pro Forma Adjustments Relating to the acquisition of LSC

Note 1. Basis of Presentation

The Acquisition of LSC by Diodes was considered a business combination under ASC 805, and accounted for using the acquisition method of accounting in accordance with U.S. GAAP. Diodes recorded the fair value of assets acquired and liabilities assumed from LSC.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Acquisition.

The pro forma adjustments reflecting the completion of the Acquisition are based on certain currently available information and certain assumptions and methodologies that Diodes believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated.

Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Diodes believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Acquisition based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Acquisition taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of Diodes and LSC.

Note 2. Adjustments to Historical LSC Financial Information

The historical financial information of LSC was prepared in accordance with IFRS and presented in Taiwan Dollars (TWD). The historical financial information was translated from TWD to U.S. dollars using the following historical exchange rates:

TWD to USD
Period end exchange rate as of September 30, 2020	0.03436
Average exchange rate for the nine months ended September 30, 2020	0.03354
Average exchange rate for the year ended December 31, 2019	0.03235

In addition, adjustments were made to convert LSC’s financial information from IFRS to U.S. GAAP and to align LSC’s accounting policies to those applied by Diodes. Refer to tables below for impacted line items and adjustment amounts in the pro forma condensed combined balance sheet and statements of operations.

Impact on pro forma balance sheet as of September 30, 2020:

	As of September 30, 2020				As of September 30, 2020	As of September 30, 2020
	Historical IFRS LSC (TWD)	Total IFRS to US GAAP Adjustments (TWD)		Reclassification Adjustments	Historical US GAAP LSC (TWD)	Historical US GAAP LSC (USD)
Assets				D
Current assets:
Cash and cash equivalents	$3,280,716	$-		$-	$3,280,716	$112,739
Short-term investments	32,861	-		-	32,861	1,129
Accounts receivable, net	1,312,035	-		-	1,312,035	45,087
Inventories	1,639,945	-		-	1,639,945	56,355
Other Accounts Receivable	113,326	-		(113,326)	-	-
Assets for sale	17,946	-		(17,946)	-	-
Prepaid expenses and other	173,460	-		131,272	304,732	10,472
Total current assets	6,570,289	-		-	6,570,289	225,782
Property, plant and equipment, net	2,566,583	(79,005)	A	-	2,487,578	85,484
Financial assets	5,443,346	-		(5,443,346)	-	-
Right-of-use assets	148,822	40,155	A	(188,977)	-	-
Investment properties	345,848	-		(345,848)	-	-
Deferred income tax	795,461	-		-	795,461	27,335
Goodwill	-	-		-	-	-
Intangible assets, net	18,833	-		-	18,833	647
Other long-term assets	137,985	125,789	A,C	5,978,171	6,241,945	214,500
Total assets	$16,027,167	$86,939		$-	$16,114,106	$553,748
Liabilities
Current liabilities:
Line of credit	$2,100,000	$-		$-	$2,100,000	$72,165
Financial Liabilities	916	-		(916)	-	-
Accounts payable	1,246,734	-		-	1,246,734	42,843
Accrued liabilities and other	1,143,072	-		12,507	1,155,579	39,710
Lease liabilities - current	10,762	829	A	(11,591)	-	-
Income tax payable	192,618	-		-	192,618	6,619
Current portion of long-term debt	-	-		-	-	-
Total current liabilities	4,694,102	829		-	4,694,931	161,337
Long-term debt, net of current portion	-	-		-	-	-
Lease liabilities - non-current	226,781	(66,483)	A	(160,298)	-	-
Deferred tax liabilities	1,741,366	-		-	1,741,366	59,841
Other long-term liabilities	141,444	3,607	A, B	160,298	305,349	10,493
Total liabilities	6,803,693	(62,047)		-	6,741,646	231,671
Commitments and contingencies	-	-		-	-	-
Stockholders' equity
Common stock	3,124,567	-		-	3,124,567	107,373
Additional paid-in capital	2,206,214	-		-	2,206,214	75,815
Retained earnings	4,728,740	148,986	A,B,C	-	4,877,726	167,619
Treasury stock, at cost	(216,136)	-		-	(216,136)	(7,427)
Accumulated other comprehensive loss	(618,759)	-		-	(618,759)	(21,263)
Total stockholders' equity	9,224,626	148,986		-	9,373,612	322,117
Noncontrolling interest	(1,152)	-		-	(1,152)	(40)
Total equity	9,223,474	148,986		-	9,372,460	322,077
Total liabilities and stockholders' equity	$16,027,167	$86,939		$-	$16,114,106	$553,748

Impact on pro forma income statement for the nine months ended September 30, 2020:

	For the nine months ended September 30, 2020				For the nine months ended September 30, 2020	For the nine months ended September 30, 2020
	Historical IFRS LSC (TWD)	IFRS to US GAAP Adjustments (TWD)		Reclassification Adjustments	Historical US GAAP LSC (TWD)	Historical LSC As Adjusted
				D
Net sales	$4,898,948	$-		$(774)	$4,898,174	$164,270
Cost of goods sold	4,360,333	-		(203)	4,360,130	146,226
Gross profit	538,615	-		(571)	538,044	18,044
Operating expenses
Selling, general and administrative	468,581	3,339	A	(24,735)	447,185	14,997
Research and development	282,325	-		(24,915)	257,410	8,633
Amortization of acquisition related intangible assets	-	-		62,331	62,331	2,090
Impairment of fixed assets	-	-		92,645	92,645	3,107
Reversal of expected credit losses	574	-		(574)	-	-
Other operating (income) expense	-	-		(8,989)	(8,989)	(301)
Total operating expense	751,480	3,339		95,763	850,582	28,526
Income from operations	(212,865)	(3,339)		(96,334)	(312,538)	(10,482)
Other income (expense)
Interest income	-	-		36,270	36,270	1,216
Other gains and losses	2,431,780	-		(2,431,780)	-	-
Finance costs	(38,206)	3,339	A	34,867	-	-
Interest expense	-	-		(34,149)	(34,149)	(1,145)
Foreign currency loss, net	-	-		(16,052)	(16,052)	(538)
Share of profit of associates	310,430	-		(310,430)	-	-
Other income	102,606	-		2,808,719	2,911,325	97,637
Total other expense	2,806,610	3,339		87,445	2,897,394	97,170
Income before income taxes and noncontrolling interest	2,593,745	-		(8,889)	2,584,856	86,688
Income tax provision	251,783	-		(8,445)	243,338	8,161
Net income	2,341,962	-		(444)	2,341,518	78,527
Less net (income) loss attributable to noncontrolling interest	25,815	-		444	26,259	881
Net income attributable to common stockholders	$2,367,777	$-		$-	$2,367,777	$79,408

Impact on pro forma income statement for the year ended December 31, 2019:

	For the year ended December 31, 2019				For the year ended December 31, 2019	For the year ended December 31, 2019
	Historical IFRS LSC (TWD)	IFRS to US GAAP Adjustments (TWD)		Reclassification Adjustments	Historical US GAAP LSC (TWD)	Historical LSC As Adjusted
				D
Net sales	$11,107,856	$-		$-	$11,107,856	$359,303
Cost of goods sold	8,611,756	-		(47)	8,611,709	278,561
Gross profit	2,496,100	-		47	2,496,147	80,742
Operating expenses
Selling, general and administrative	1,080,025	11,545	A	(110,989)	980,581	31,719
Research and development	1,075,058	-		(66,135)	1,008,923	32,635
Amortization of acquisition related intangible assets	-	-		176,924	176,924	5,723
Impairment of fixed assets	-	-		9,167	9,167	297
Reversal of expected credit losses	(536)	-		536	-	-
Other operating (income) expense	-	-		(1,039)	(1,039)	(34)
Total operating expense	2,154,547	11,545		8,464	2,174,556	70,340
Income from operations	341,553	(11,545)		(8,417)	321,591	10,402
Other income (expense)
Interest income	-	-		145,539	145,539	4,708
Other gains and losses	(149,862)	-		149,862	-	-
Finance Costs	(101,237)	11,545	A	89,692	-	-
Interest expense	-	-		(88,226)	(88,226)	(2,854)
Foreign currency loss, net	-	-		37,743	37,743	1,221
Share of profit of associates	722,751	-		(722,751)	-	-
Other income	257,225	-		396,558	653,783	21,148
Total other expense	728,877	11,545		8,417	748,839	24,223
Income before income taxes and noncontrolling interest	1,070,430	-		-	1,070,430	34,625
Income tax provision	187,233	-		-	187,233	6,056
Net income	883,197	-		-	883,197	28,569
Less net (income) loss attributable to noncontrolling interest	(440,272)	-		-	(440,272)	(14,241)
Net income attributable to common stockholders	$442,925	$-		$-	$442,925	$14,328

(A) Reflects adjustments to convert LSC from IAS 19 to ASC 842.

(B) Reflects adjustments to align LSC pension accounting under IAS 19 to ASC 715.

(C) Reflects adjustments to convert LSC investment valuation methodology under IFRS to US GAAP.

(D) To reclassify LSC financial statement line items to align with Diodes financial statement line items.

Note 3.  Reflects pro forma adjustments for the Diodes and LSC unaudited pro forma condensed combined Balance Sheet as of September 30, 2020 as follows:

(a)	Reflects the funding of cash consideration for the purchase of outstanding shares of LSC by Diodes using cash on hand. The purchase price was calculated as follows:

LSC Outstanding Shares	307,371,139	(a1)
Price Per Share (TWD)	$42.50	(a2)
Purchase Price (TWD 000’s)	$13,063,273
Exchange Rate	0.03471	(a3)
Purchase Price (USD 000’s)	$453,426
Less: Settlement of Pre-existing Relationships	(299,395)	(a4)
Adjusted Purchase Consideration (USD 000’s)	$154,031

(a1) The shares represent the outstanding shares of LSC acquired by Diodes which represents 100% of the outstanding shares as of the acquisition date.

(a2) Price per share, in TWD, is purchase price as agreed to within the Share Swap Agreement (“Agreement”) between Diodes and LSC.

(a3) Exchange rate as of November 30, 2020.

(a4) LSC held 7,765,778 shares, or approximately 15% of Diodes outstanding stock at September 30, 2020.  In accordance with ASC 805, Management concluded that the repurchase of shares constituted settlement of a preexisting relationship which was a transaction separate and apart from the business combination along with payables and receivables between Diodes and LSC. The Company allocated a total of $299.4 million to settle pre-existing relationships with LSC. The pre-existing relationships consisted of $296.8 million related to the transaction to reacquire Company stock valued using the closing price on the date the major terms were agreed to and $2.6 million for the settlement of a net receivables due from Diodes to LSC leaving $154.0 million as the purchase price for the business acquisition. The reacquired shares are accounted for as treasury stock on the balance sheet.

(b)

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed of LSC are recorded at the acquisition date fair values. The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the Acquisition.

For all assets acquired and liabilities assumed other than identified intangible assets, inventory, and property, plant and equipment, the carrying value was assumed to equal fair value. The final determination of the fair value of certain assets and liabilities will be completed within the one-year measurement period as required by ASC 805. The size and breadth of the Acquisition may necessitate the use of this measurement period to adequately analyze and assess a number of the factors used in establishing the asset and liability fair values as of the acquisition date. Any potential adjustments made could be material in relation to the preliminary values presented.

Accordingly, the pro forma purchase price allocation is subject to further adjustment as additional information becomes available and as additional analyses and final valuations are completed. There can be no assurances that these additional analyses and final valuations will not result in significant changes to the adjustments to book value set forth below to estimate fair value (in millions):

Inventory	2.5	(b1)
Property, plant and equipment	(30.0)	(b2)
Intangible assets	(0.6)	(b3)

(b1) Reflects adjustment of the historical LSC inventory balance of $2.5 million. This adjustment has no impact to the pro forma combined statement of operations because it does not have a continuing impact. The acquired inventory was evaluated and adjusted for a reasonable profit allowance, which is intended to report only the profits normally associated with the activities following the acquisition as it relates to the work-in-progress and finished goods inventory.

(b2) Represents a decrease to property and equipment by $30.0 million due to the balance being adjusted to estimated fair value. The expected useful lives, by asset class are as follows:

Buildings	5-30 years
Leasehold Improvements	2-5 years
Land	N/A
Machinery & Equipment	1-15 years

(b3) Represents a decrease to intangible assets by $0.6 million due to the balance being adjusted to write-off the intangible assets that were previously recorded by LSC. The fair values of the developed technology intangible assets were determined by using an “income approach,” specifically the relief-from-royalty approach, which is a commonly accepted valuation approach. This approach is based on the assumption that in lieu of ownership, a firm would be willing to pay a royalty in order to exploit the related benefits of this asset. As a result of this valuation, management has preliminarily determined that the intangible assets have no value.

(c)	Reflects the elimination of the historical equity of LSC.
(d)

Reflects the elimination of approximately $2.3 million of accounts receivable and $0.2 million of accounts payable, representing receivables and payables between Diodes and LSC that are eliminated in consolidation as a result of the acquisition.

(e)

As mentioned in (a4) above, LSC held 7,765,778 shares, or approximately 15% of Diodes outstanding stock at September 30, 2020. This adjustment reflects the fair value of the Diodes stock owned by LSC, the removal of the book value of the shares on LSC's books, and the reclassification of those shares to Treasury stock in the amount of $296.8 million.

(f)

Reflects the preliminary estimate of deferred income taxes resulting from the fair value adjustments related to the identifiable intangible assets, inventory, and property, plant and equipment partially offset by the reversal of existing LSC goodwill deferred tax liabilities. The estimate of deferred income taxes is preliminary and is subject to change based upon final determination of the fair value of assets acquired and liabilities assumed and the statutory rates in the jurisdictions where the assets and liabilities driving taxable income are generated.

(g)

To reflect estimated remaining costs related directly to the transaction of approximately $1.4 million for estimated legal fees, accounting fees, and other external costs in addition to $2.4 million of additional accrued expenses for social insurance and IT related costs.

Note 4.  Reflects pro forma adjustments for the Diodes and LSC Statement of Operations for the nine months ended September 30, 2020 as follows:

(a)Reflects the elimination of revenue and related cost of goods sold from LSC to Diodes. During the nine months ended September 30, 2020, LSC recorded revenues from Diodes of $9.9 million and related cost of goods sold of $6.3 million.

(b)Reflects the removal of transaction costs of $1.1 million incurred as a result of Diodes acquisition of LSC that are not expected to have an ongoing impact to the operations of Diodes.

(c)Reflects the removal of previously recorded amortization and depreciation expense of $6.3 million as a result of the purchase price accounting adjustments to intangibles and property, plant and equipment.

(d)Reflects income tax effect of the adjustments described above based on a combined estimated effective tax rate of 20.0% for the nine months ended September 30, 2020.

(e)Pro forma basic shares used in computing net income per share give effect of Diodes reacquisition of its outstanding shares held by LSC. Diodes will include those shares in Treasury Stock and therefore they have been excluded from the number of shares used in the computation of earnings per share for basic shares.

Numerator:
Pro forma net income	$73,403

Denominator:
Weighted average common share outstanding	51,563
Diodes shares reacquired	(7,766)
Pro forma shares used in computing basic earnings per share	43,797

Pro forma basic net income per share	$1.68

(f)Pro forma diluted shares used in computing net income per share give effect of Diodes reacquisition of its outstanding shares held by LSC. Diodes will include those shares in Treasury Stock and therefore they have been excluded from the number of shares used in earnings per share computation for diluted shares.

Numerator:
Pro forma net income	$73,403

Denominator:
Weighted average common share outstanding	52,612
Diodes shares reacquired	(7,766)
Pro forma shares used in computing basic earnings per share	44,846

Pro forma diluted net income per share	$1.64

(g)Reflects additional interest expense of $6.0 million related to the draws on the Company’s amended and restated credit agreement totaling $444.0 million to fund the acquisition, had the draws occurred on January 1, 2019.

(h)Reflects the removal of profits recorded in the statement of operations during the nine months ended September 30, 2020 as a result of LSC’s investment in Diodes.

(i)Reflects the removal of fixed asset impairment charges.

(j)In January 2020, LSC disposed of their investment in On-Bright Electronics Co., Ltd (On-Bright). Adjustments reflect the removal of the operations of On-Bright as On-Bright was not included in the assets acquired.

Note 5.  Reflects pro forma adjustments for the Diodes and LSC Statement of Operations for the year ended December 31, 2019 as follows:

(a)Reflects the elimination of revenue and related cost of goods sold from LSC to Diodes. During the year ended December 31, 2019, LSC recorded revenues from Diodes of $13.7 million and related cost of goods sold of $9.0 million.

(b)Reflects the removal of transaction costs of $1.0 million incurred as a result of Diodes acquisition of LSC that are not expected to have an ongoing impact to the operations of Diodes.

(c)Reflects the removal of previously recorded amortization and depreciation expense of $8.8 million as a result of the purchase price accounting adjustments to intangibles and property, plant and equipment.

(d)Reflects income tax effect of the adjustments described above based on a combined estimated effective tax rate of 20.0% for the year ended December 31, 2019.

(e)Pro forma basic shares used in computing net income per share give effect of Diodes reacquisition of its outstanding shares held by LSC. Diodes will include those shares in Treasury Stock and therefore they have been excluded from the number of shares used in earnings per share computation for basic shares.

Numerator:
Pro forma net income	$139,603

Denominator:
Weighted average common share outstanding	50,787
Diodes shares reacquired	(7,766)
Pro forma shares used in computing basic earnings per share	43,021

Pro forma basic net income per share	$3.24

(f)Pro forma diluted shares used in computing net income per share give effect of Diodes reacquisition of its outstanding shares held by LSC. Diodes will include those shares in Treasury Stock and therefore they have been excluded from the number of shares used in earnings per share computation for diluted shares.

Numerator:
Pro forma net income	$139,603

Denominator:
Weighted average common share outstanding	51,860
Diodes shares reacquired	(7,766)
Pro forma shares used in computing basic earnings per share	44,094

Pro forma diluted net income per share	$3.17

(g)Reflects additional interest expense of $11.1 million related to the draws on the Company’s amended and restated credit agreement totaling $444.0 million to fund the acquisition, had the draws occurred on January 1, 2019.

(h)Reflects the removal of profits recorded in the statement of operations during the year ended December 31, 2019 as a result of LSC’s investment in Diodes.

(i)Reflects the removal of fixed asset impairment charges.

(j)In January 2020, LSC disposed of their investment in On-Bright Electronics Co., Ltd (On-Bright). Adjustments reflect the removal of operations of On-Bright as On-Bright was not included in the assets acquired.